Exhibit 99.1

Benefitfocus Appoints Ravi Metta as Executive Vice President, Product and Engineering

Experienced customer-focused technologist brings product innovation and platform transformation expertise to build on company’s strong technical foundation

Charleston, S.C. – September 24, 2020 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading cloud-based benefits technology platform enabling rapid innovation for employers and health plans, today announces the appointment of Ravi Metta to the newly created role of executive vice president, product and engineering, effective September 28, 2020.

Metta will play an important role in leading the company into a new era of customer-focused product innovation and operational excellence. He will report directly to Steve Swad, president and chief executive officer of Benefitfocus.

Metta brings to Benefitfocus more than 20 years of experience in technology leadership, product development and digital transformation at prominent technology companies. Most recently, he served as vice president of enterprise platforms and product development at Intuit and was a member of its core technology executive leadership team. Metta was responsible for delivering platform strategy and products that made financial software simple. He also led Intuit’s transformation to the cloud and secured product-led partnerships with some of the world’s top technology companies. Prior to his roles at Intuit, Metta held technology and product leadership roles at Dun & Bradstreet, Dell, and Sabre. Metta earned a bachelor’s degree in Engineering from Nagarjuna University and a master’s degree in Engineering from The University of Texas.

“Benefitfocus is an industry leader with a critical mission – to improve people’s lives with benefits,” said Metta. “It is a privilege to lead the company’s product innovation and technology investments during a time when benefits are becoming part of our daily lives. I look forward to working with the talented Benefitfocus team to offer new products and partnerships that help our health plans, employers, brokers, and everyday people access and connect to benefits.”

“I’m energized about Ravi’s intense customer focus and his experience leading high-performing engineering teams, which should be invaluable as we embark on the next phase of customer-centered transformation,” said Swad. “With strong product innovation and technology leadership skills, Ravi is a key addition to the talent we have brought together at Benefitfocus.”

In connection with Metta’s appointment, Jim Restivo, chief technology officer, will serve in an advisory role throughout the company’s open enrollment season and until the end of 2020 to ensure a smooth transition.

“On behalf of the board and management team, I want to thank Jim for his many contributions to our company. Over the past four years, he has established our strong technical foundation, standardized our infrastructure, advanced our security, and accelerated our automation, efficiency and data-quality efforts,” Swad continued. “Benefitfocus has never had a better technical framework. We recently executed a seamless software release and believe we are well-positioned to execute on our open enrollment commitments for our customers.”

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About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers for life. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services enable employers, insurance brokers, health plans and suppliers to simplify the complexity of benefits administration and deliver health, wealth, property and lifestyle products through a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results or performance might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our reliance on and need to integrate and retain key personnel; our ability to compete effectively; the need to innovate and provide useful products and services; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; risks related to changing healthcare and other applicable regulations; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Benefitfocus, Inc.

843-981-8898

pr@benefitfocus.com

Investor Relations:

Patti Leahy

843-981-8899

ir@benefitfocus.com